Auditors' Consent

The Boards of Directors
Macrovision Corporation:
Globetrotter Software, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Selected Financial Data" in the proxy statement.


                                        /s/  KPMG LLP

Mountain View, California
July 20, 2000